ARTICLES OF INCORPORATION
                                    OF
                      ENVIRONMENTAL PYROGENICS, INC.

     The undersigned, to form a Nevada corporation, CERTIFIES THAT:

          I. NAME: The name of the corporation is:

          ENVIRONMENTAL PYROGENICS, INC.

          II. PRINCIPAL OFFICE: The location of the principal office of this corporation within the State of Nevada is 6121 Lakeside Drive, Suite 250, Reno, Nevada; this corporation may maintain an office or offices in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors or by the By-Laws of the corporation; and this corporation may conduct all corporation business of every kind or nature, including the holding of any meetings of directors or shareholders, within the State of Nevada, as well as without the State of Nevada.

          III. PURPOSE: The purpose for which this corporation is formed is:
To engage in any lawful activity.

          IV. AUTHORIZATION OF CAPITAL STOCK: The amount of the total authorized capital stock of the corporation shall be Twenty-Five Million (25,000,000) shares of common stock with a par value of $.001 per share and Twelve Million Five Hundred Thousand shares of preferred stock with a par value of $.25 per share.

          V. INCORPORATOR: The name and post office address of the incorporator signing these Articles of Incorporation is as follows:

                    NAME                     POST OFFICE ADDRESS
     Fiona S. Ehrlich                        6121 Lakeside Drive,
                                             Suite 250
                                             Reno, Nevada 89511

          VI. DIRECTORS: The governing board of this corporation shall be known as directors, and the first board shall consist of three directors.
          So long as all of the shares of this corporation are owned beneficially and of record by either one or two shareholders, the number of directors may be fewer than three, but not fewer than the number of shareholders. otherwise, the number of directors shall not be fewer than three.
          Subject to the foregoing limitations, the number of directors may, at any time or times, be increased or decreased by a duly adopted amendment to these Articles of incorporation, or in such manner as provided in the By-Laws of this corporation.
          The name and post office address of the directors constituting the first Board of Directors are as follows:

                    NAME                     POST OFFICE ADDRESS
     Jon J. King                        MCO Plaza, Suite 1050
                                        5718 Westheimer
                                        Houston, Tx 77057
     Edwin G. B. Terry                  MCO Plaza, Suite 1050
                                        5718 Westheimer
                                        Houston, Tx 77057
     Larry K. Seedall                   MCO Plaza, Suite 1050
                                        5718 Westheimer
                                        Houston, Tx 77057

          VII. STOCK NON-ASSESSABLE: The capital stock or the holders thereof, after the amount of the subscription price has been paid in, shall not be subject to any assessment whatsoever to pay the debts of the corporation.

          VIII. TERM OF EXISTENCE: This corporation shall have perpetual existence.

          IX. CUMULATIVE VOTING: No cumulative voting shall be permitted in the election of directors.

          X. PREEMPTIVE RIGHTS: Shareholders shall not be entitled to preemptive rights.

          THE UNDERSIGNED, being the incorporator hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, does make and file these Articles of Incorporation, hereby declaring and certifying the facts herein stated are true, and, accordingly, has hereunto set her hand this 14 day of April, 1987.
                                        /s/Fiona S. Ehrlich
STATE OF NEVADA     )
                    )ss.
COUNTY OF WASHOE    )

     On, this 14th day of April 1987, before me, a Notary Public, personally appeared Fiona S. Ehrlich who acknowledged she executed the above instrument.

/s/MICHAEL J. MORRISON
Notary Public